UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 30, 2015

BLYTH, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-13026	36-2984916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One East Weaver Street, Greenwich, Connecticut		06831
(Address of Principal Executive Offices)		(Zip Code)

(203) 661-1926

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 . CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 . CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 30, 2015, Blyth Inc., a Delaware corporation (“Blyth” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CB Shine Holdings, LLC, a limited liability company (“Carlyle”), and CB Shine Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Carlyle (“Merger Sub”), pursuant to which Merger Sub will, on the terms and subject to the conditions set forth therein, conduct a tender offer for all of the Company’s common stock and then merge with and into the Company. Carlyle and Merger Sub are affiliates of The Carlyle Group.

Pursuant to the Merger Agreement, upon the terms and subject to the conditions set forth therein, Merger Sub will commence a tender offer (the “Offer”) no later than September 11, 2015 to acquire all outstanding shares of common stock of the Company at a purchase price of $6.00 per share (the “Offer Price”), in cash without interest, subject to any deduction or withholding of taxes required by applicable law. The Merger Agreement further provides that upon the terms and subject to the conditions set forth therein, following completion of the Offer, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Carlyle (the “Merger”). The Merger will be governed by Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), with no vote of the Company’s stockholders required to consummate the Merger. In the Merger, each outstanding share of Company common stock (other than shares of Company common stock held by the Company, Carlyle, Merger Sub or any of their respective subsidiaries or held by stockholders who are entitled to demand, and who properly demand, appraisal rights under Delaware law), will be converted into the right to receive cash in an amount equal to the Offer Price, without interest.

The Offer is subject to customary conditions, including, among other things, (i) the absence of a termination of the Merger Agreement in accordance with its terms, (ii) that the number of shares of Company common stock validly tendered in accordance with the terms of the Offer and not validly withdrawn shall equal at least a majority of the shares of Company common stock outstanding as of the time the offer is accepted, (iii) that any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder, shall have expired or otherwise been terminated and (iv) that no governmental authority shall have enacted any law or order which makes the Offer or the Merger illegal or otherwise prohibits the consummation of the Offer or the Merger. The Offer also is subject to other customary conditions for a transaction of this nature.

The Merger is subject to the following closing conditions: (i) Merger Sub having accepted for payment all shares of Company common stock validly tendered and not withdrawn in the Offer and (ii) there being in effect, or pending, no law, order or other legal restraint which makes the Merger illegal or otherwise prohibits the consummation of the Merger.

The Company’s Board of Directors has unanimously (i) determined that that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable and fair to, and in the best interests of, the Company and the Company’s stockholders, (ii) authorized, adopted and approved the execution, delivery and performance of the Merger Agreement and the transactions contemplated thereby, including the Merger, (iii) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, (iv) resolved to recommend that the Company’s stockholders tender their shares of Company common stock into the Offer and, if required, adopt and approve the Merger Agreement, and (v) resolved that the Merger Agreement and the Merger shall be governed by and effected under Section 251(h) of the DGCL and that the Merger shall be consummated as soon as practicable following acceptance of the Offer.

The Merger Agreement contains representations, warranties and covenants of the parties customary for a transaction of this type, including, among other things, a covenant of the Company not to solicit alternative transactions or to provide information or enter into discussions in connection with alternative transactions, subject to certain exceptions to allow the Company’s Board of Directors to exercise its fiduciary duties.

The Merger Agreement may be terminated under certain circumstances, including in specified circumstances in connection with superior proposals. Upon the termination of the Merger Agreement for any reason, the Company will be required to reimburse up to $0.5 million of Carlyle’s reasonable out-of-pocket expenses. Upon the termination of the Merger Agreement under specified circumstances, the Company will be required to pay Carlyle a termination fee of approximately $3,919,986, or under other specified circumstances, a reimbursement of up to $1.5 million of Carlyle’s reasonable out-of-pocket expenses.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 to this report and is incorporated herein by reference.

The Merger Agreement and the above description have been included to provide investors and security holders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company, Carlyle, Merger Sub or their respective subsidiaries or affiliates or stockholders. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Carlyle, Merger Sub or any of their respective subsidiaries, affiliates, businesses or stockholders. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company or Carlyle. Accordingly, investors should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about the Company or Carlyle and their respective subsidiaries that the respective companies include in reports, statements and other filings they make with the SEC.

Item 7.01.	Regulation FD Disclosure.

On August 31, 2015, Blyth and The Carlyle Group issued a joint press release announcing the execution of the Merger Agreement described above. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

On August 31, 2015, Robert B. Goergen, Jr., President and Chief Executive Officer of Blyth, made an audio presentation about the transaction, which was made available on Blyth’s internal website. A transcript of this presentation is attached as Exhibit 99.2 to this report and is incorporated herein by reference. In addition, on August 31, 2015, Blyth sent a letter to Blyth, PartyLite and Silver Star Brands employees and a letter to PartyLite senior consultants, copies of which are attached as Exhibits 99.3 and 99.4, respectively, to this report and are incorporated herein by reference.

Additional Information

The tender offer for the outstanding common stock of Blyth, Inc. (“Blyth”) has not yet commenced. This communication is not an offer to purchase or a solicitation of an offer to sell shares of Blyth’s common stock. The solicitation and the offer to purchase shares of Blyth’s common stock will only be made pursuant to an offer to purchase and related materials that an affiliate of The Carlyle Group intends to file with the Securities and Exchange Commission (the “SEC”). At the time the tender offer is commenced, an affiliate of The Carlyle Group will file a Tender Offer Statement on Schedule TO with the SEC, and Blyth will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. BLYTH STOCKHOLDERS ARE ADVISED TO READ THE SCHEDULE TO (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BEFORE MAKING ANY DECISION WITH RESPECT TO THE TENDER OFFER BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO. Investors and stockholders may obtain free copies of the Schedule TO and Schedule 14D-9, as each may be amended or supplemented from time to time, and other documents filed by the parties (when available), at the SEC’s web site at www.sec.gov or by contacting Blyth’s Investor Relations Department either by mail at One East Weaver Street, Greenwich, CT 06831, by telephone at (203) 552-6630 or by e-mail at sflinn@blyth.com.

Forward-Looking Statements

This communication contains forward-looking statements regarding, among other things, statements related to expectations, goals, plans, objectives and future events. In some cases, forward-looking statements can be identified by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “contemplate,” “target” or “believe” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. The forward-looking information and statements are or may be based on a series of projections and estimates and involve risks and uncertainties. Various factors could adversely affect Blyth’s operations, business or financial results in the future and cause its actual results to differ materially from those contained in the forward-looking statements. The forward looking statements contained herein include assumptions about Blyth’s operations, and certain plans, activities or events which Blyth expects will or may occur in the future. Risks and uncertainties related to the proposed transactions include, among others: (1) uncertainties as to how many stockholders will tender their stock in the offer, (2) the possibility that competing offers will be made, (3) the ability to obtain requisite regulatory approvals required to complete the proposed transactions, (4) the satisfaction of the conditions to the consummation of the proposed transactions, (5) the timing of the completion of the proposed transactions and (6) the potential impact of the announcement or consummation of the proposed transactions on Blyth’s relationships, including with employees, consultants, suppliers, customers, landlords and sourcing agents. With respect to Blyth, please also refer to those factors discussed in detail in the “Risk Factors” sections contained in Blyth’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on March 16, 2015 and in Blyth’s subsequently filed Quarterly Reports on Form 10-Q. With respect to The Carlyle Group, please also refer to those factors discussed in detail in the “Risk Factors” section contained in The Carlyle Group’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on February 26, 2015. Given these uncertainties, undue reliance should not be placed on these forward-looking statements and Blyth and The Carlyle Group caution investors that any forward-looking statements made by Blyth and The Carlyle Group are not guarantees of future performance or events. There can be no assurance that the tender offer, merger or any other transaction will be consummated. The forward-looking statements involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the control of Blyth and The Carlyle Group. All forward-looking statements are as of the date of this communication only and neither Blyth nor The Carlyle Group undertakes any obligation to release any revisions to these forward-looking statements publicly to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of August 30, 2015, by and among CB Shine Holdings, LLC, CB Shine Merger Sub, Inc. and Blyth, Inc. (Pursuant to Item 601(b)(2) of Regulation S-K, Blyth, Inc. hereby agrees to supplementally furnish to the SEC upon request any omitted schedule or exhibit to the Agreement and Plan of Merger.)

99.1	Joint Press Release dated August 31, 2015.

99.2	Transcript of Audio Presentation by Robert B. Goergen, Jr. dated August 31, 2015

99.3	Letter to Blyth, PartyLite and Silver Star Brands Employees dated August 31, 2015

99.4	Letter to PartyLite Senior Consultants dated August 31, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLYTH, INC.

Date: August 31, 2015	By:	/s/ Michael S. Novins
Name: Michael S. Novins
Title: Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of August 30, 2015, by and among CB Shine Holdings, LLC, CB Shine Merger Sub, Inc. and Blyth, Inc. (Pursuant to Item 601(b)(2) of Regulation S-K, Blyth, Inc. hereby agrees to supplementally furnish to the SEC upon request any omitted schedule or exhibit to the Agreement and Plan of Merger.)

99.1	Joint Press Release dated August 31, 2015.

99.2	Transcript of Audio Presentation by Robert B. Goergen, Jr. dated August 31, 2015

99.3	Letter to Blyth, PartyLite and Silver Star Brands Employees dated August 31, 2015

99.4	Letter to PartyLite Senior Consultants dated August 31, 2015